Exhibit 4.2

Form of Warrant

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON March __, 2016.
Warrant No. _____
HELLENIC SOLUTIONS CORPORATION

WARRANT TO PURCHASE ________ ORDINARY SHARES,

This certifies that, for value received, ______________, or registered assigns (“Holder”) is entitled, subject to the terms set forth below, to purchase from Hellenic Solutions Corporation, a Cayman Islands corporation (the “Company”), ______________ shares (the “Warrant Shares”) of the ordinary shares, par value $0.00345728 per share, of the Company (the “Common Stock”), commencing on March __, 2011 (the “Warrant Issue Date”), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below.  The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided below.  The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.  This Warrant is being issued pursuant to the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, between the Company and the Holder.  This Warrant and other identical Warrants are subject to redemption by the Company pursuant to and in accordance with Section 16 hereof.  All terms used but not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

1.           Term of Warrant.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Eastern Standard Time, on the fifth anniversary of the Warrant Issue Date, and shall be void thereafter.

2.           Exercise Price.  The exercise price at which this Warrant may be exercised shall be $2.50 per share of Common Stock (the “Exercise Price”), as such Exercise Price may be adjusted from time to time pursuant to Section 11 hereof.

3.           Exercise of Warrant.

(a)           Method of Exercise.  The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon (i) payment in cash or by check acceptable to the Company, or (ii) a net issue exercise as provided in Section 3(c) below.

(b)           Issuance of Shares.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.  As promptly as practicable on or after such date and in any event the Company will use its best efforts to ensure that shares are issued within three (3) trading days thereafter (the “Delivery Date”), the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.  In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

So long as a registration statement under the Securities Act of 1933, as amended, providing for the resale of the shares issuable upon exercise of this Warrant is then in effect, the Company shall use reasonable efforts to ensure the issuance and delivery of the shares to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal at Custodian System (“DWAC”) within a reasonable time, not exceeding three (3) trading days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares so purchased as of the date of such exercise.  Notwithstanding the foregoing to the contrary, the Company or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale and the Company and its transfer agent are participating in DTC through the DWAC system.

(c)           Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares issuable upon exercise of this Warrant pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares issuable upon exercise of this Warrant which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares issuable upon exercise of this Warrant that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares issuable upon exercise of this Warrant for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(d)           Cashless Exercise.  Holder will have the option for cashless exercise if the Company fails to deliver a Registration Statement for the shares underlying these warrants as prescribed in the Placement Agent Agreement for the proposed bridge loan from National Securities Corporation dated March __, 2011.

4.           No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu of any fractional share to which the Holder would otherwise be entitled (after aggregating all shares that are being issued upon such exercise), the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5.           Replacement of Warrant.  On receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6.           Rights of Stockholders.  Subject to Sections 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

7.           Transfer of Warrant.

(a)           Warrant Register.  The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders.  Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change.  Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register.  Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)           Warrant Agent.  The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing (the “Warrant Agent”).  Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of the Warrant Agent.

(c)           Transferability and Negotiability of Warrant.  This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).  Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act”), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d)           Exchange of Warrant Upon a Transfer.  On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

(e)           Compliance with Securities Laws.

The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment for the Holder’s own account, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws.

This Warrant and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the shares of Common Stock issuable upon exercise of this Warrant, without the legend set forth above if at such time, prior to making any transfer of any such shares of Common Stock, (i) such holder thereof shall provide the Company with an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the shares of Common Stock under the Securities Act and applicable state securities laws is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition (A) has been filed by the Company with the U.S. Securities and Exchange Commission, (B) has become effective under the Securities Act and remains effective as of the time of the proposed transfer, and (C) such holder certifies that such transfer is being made in accordance with the plan of distribution set forth therein and that any prospectus delivery requirement will be complied with or (iii) the holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that such transfer is being made in accordance with Rule 144 along with other customary documentation reasonably requested by the Company.  The Company will respond to any such notice from a holder within three (3) trading days.  The restrictions on transfer contained in this Section 7 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant.

8.           Reservation of Stock.  The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Amended and Restated Articles of Incorporation (the “Articles”) to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.  The Company further covenants that all shares of Common Stock that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously therewith).  The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

9.           Notices.

Whenever the Exercise Price or the shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

In case:

the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation or entity, or any conveyance of all or substantially all of the assets of the Company to another corporation or entity, or of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up.  Such notice shall be mailed at least 10 days prior to the record date specified in (A) above or 20 days prior to the date specified in (B) above.

10.           Amendments and Waivers.

Neither this Warrant, or any provision hereof, may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11.           Adjustments.  The Exercise Price and the shares purchasable are subject to adjustment from time to time as follows:

(a)           Merger, Sale of Assets, etc.  If at any time while this Warrant is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other corporation or other entity, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation or other entity resulting from such reorganization, merger, consolidation, merger, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11.  The foregoing provision of this Section 11(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation or other entity that are at the time receivable upon the exercise of this Warrant.  If the per-share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the fair market value of such consideration shall be determined in accordance with the paragraph below.  In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that where there exists a public market for the Common Stock at the time of such exercise, the fair market value of one share of Common Stock shall be the average of the closing bid and asked prices of the Common Stock quoted in the OTC Bulletin Board or the last reported sale price of the Common Stock or the closing price quoted on the NASDAQ Capital Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published by Bloomberg LP for the five (5) trading days prior to the date of determination of fair market value.

(b)           Reclassification, etc.  If the Company, at any time while this Warrant remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

(c)           Split, Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of such securities shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination.

(d)           Calculations.  All calculations under this Section 11 shall be made to the nearest four decimal points.

12.          No Impairment.  The Company shall not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against dilution or other impairment.

13.          Saturdays, Sundays and Holidays.  If the last or appointed day for the taking of any action or the expiration of any right granted herein shall be a Saturday, Sunday or legal holiday, then (notwithstanding anything herein to the contrary) such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

14.          Governing Law; Consent to Jurisdiction  This Agreement shall be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.  The Company and the Holder (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the New York Supreme Court located in New York County, New York for the purposes of any suit, action or proceeding arising out of or relating to this Warrant and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  The Company and the Holder each consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 14 shall affect or limit any right to serve process in any other manner permitted by law.

15.          Binding Effect.  The terms of this Warrant shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and assigns.

16.         Redemption Provisions.  Provided (i) that the Warrant Shares are registered for resale under and pursuant to an effective resale registration statement (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission and that such Registration Statement shall be effective thirty (30) days prior to the date of the Redemption Notice (as hereinafter defined) and remains effective through the Redemption Date (as hereinafter defined), (ii) the Common Stock is traded and/or eligible for quotation on either the New York Stock Exchange, the American Stock Exchange, NASDAQ or the OTC Bulletin Board, and (iii) the last sale price of a share of Common Stock is at least $10.00 per share, as adjusted for stock splits, dividends and the like for all ten (10) of the consecutive trading days ending within three (3) business days prior to the day on which Redemption Notice is given to the Registered Holder.  then upon not less than fourteen (14) business days’ prior written notice (which notice shall be in the same manner as provided in the Purchase Agreement) (the “Redemption Notice”) to the registered holder, the Warrants may be redeemed by the Company at any time prior to expiration of the Warrants, in whole but not in part, at its sole option, at a redemption price of $.0001 per share for every Warrant Share purchasable upon exercise hereof at the time of such redemption (the “Redemption Date”).  The sending of the Redemption Notice shall not affect the registered holder’s ability to exercise these Warrants at any time prior to the date of redemption.  On and after the date of redemption, the holder shall only have the right to receive $0.0001 per share of Common Stock purchasable upon exercise hereof at the time of such redemption.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

HELLENIC SOLUTIONS CORPORATION

By:
Name:
Title: